Exhibit 99.(g)(2)

EXECUTION COPY

AMENDMENT TO AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

This Amendment (the “Amendment”) to the Amended and Restated Global Custody Agreement, dated April 18, 2017, as amended or supplemented as of the date hereof (the “Principal Agreement”), among each entity managed by First Eagle Investment Management, LLC, that is set forth on Exhibit A to the Principal Agreement (each, a “Fund” or “Customer”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), is entered into among each of the aforementioned parties, and is effective as of, as of September 1, 2022 (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, the Customer and J.P. Morgan entered into the Principal Agreement pursuant to which J.P. Morgan was appointed to provide certain custodial, settlement, asset servicing and other associated services described therein; and

WHEREAS, the parties now wish to modify the Initial Term of the Principal Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Terms defined in the Principal Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Principal Agreement shall be amended as follows:

(A)	Section 9.1(a) to the Principal Agreement is hereby deleted in its entirety and replaced with the following as Section 9.1(a):

“The initial term of this Agreement shall be for a period of seven (7) years commencing on September 1, 2022 (the “Initial Term”). Following the Initial Term, the Customer may terminate this Agreement by giving not less than ninety (90) days’ prior written notice to J.P. Morgan. J.P. Morgan may terminate this Agreement on one hundred and eighty (180) days’ prior written notice to the Customer.”

(B)	Section 9.1(b)(v) to the Principal Agreement is hereby deleted in its entirety and replaced by the following as Section 9.1(b)(v):

“The Customer may terminate the Agreement at any time during the Initial Term with no less than ninety (90) days’ prior written notice upon the occurrence of (i) performance issues determined by the Customer as required to be reported to the Board of Trustees of the Funds (the “Board”) for at least four quarters within a six-consecutive-quarter period, and (ii) each such issue not having been cured by J.P. Morgan within one-hundred twenty (120) days ,after J.P. Morgan was given written notice of such issue.”

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EXECUTION COPY

(C)	Save as varied by this Amendment, the Principal Agreement is confirmed and shall remain in full force and effect.

3.	Representations. Each party represents to the other parties that all representations contained in the Principal Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Entire Agreement. This Amendment and the Principal Agreement and any documents referred to in each of them, constitute the whole agreement among the parties relating to their subject matter and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Principal Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as among the parties. This Amendment may only be amended in writing.

5.	Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by both parties.

6.	Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any conflict of laws principles.

[ Signature Pages to Follow ]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FIRST EAGLE FUNDS, on behalf of the separate portfolios listed on Exhibit A		FIRST EAGLE VARIABLE FUNDS, on behalf of the separate portfolios listed on Exhibit A

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

FIRST EAGLE GLOBAL CAYMAN FUND, LTD.		FIRST EAGLE OVERSEAS CAYMAN FUND, LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

FIRST EAGLE US VALUE CAYMAN FUND, LTD.		FIRST EAGLE GOLD CAYMAN FUND LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

FIRST EAGLE CREDIT OPPORTUNITIES FUND		FIRST EAGLE GLOBAL REAL ASSETS CAYMAN FUND, LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

FIRST EAGLE GLOBAL OPPORTUNITIES FUND		FIRST EAGLE GLOBAL OPPORTUNITIES FUND, LTD.

By:	/s/ Joseph Malone	By:	/s/ Joseph Malone
Name:	Joseph Malone	Name:	Joseph Malone
Title:	SVP	Title:	SVP

[ Bank signature page follows ]

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JPMORGAN CHASE BANK, N.A.

By:	/s/ Carl Mehldau
Name:	Carl Mehldau
Title:	Vice President
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EXHIBIT A

List of Entities

First Eagle Funds

First Eagle Global Fund
First Eagle Overseas Fund
First Eagle U.S. Value Fund
First Eagle Gold Fund
First Eagle Global Income Builder Fund
First Eagle High Income Fund
First Eagle Fund of America
First Eagle Small Cap Opportunity Fund
First Eagle Global Real Assets Fund
First Eagle U.S. Smid Cap Opportunity Fund

First Eagle Variable Funds

First Eagle Overseas Variable Fund

First Eagle Global Cayman Fund, Ltd.
First Eagle Overseas Cayman Fund, Ltd.
First Eagle US Value Cayman Fund, Ltd.
First Eagle Gold Cayman Fund Ltd.
First Eagle Credit Opportunities Fund
First Eagle Global Real Assets Cayman Fund, Ltd.
First Eagle Global Opportunities Fund
First Eagle Global Opportunities Fund, Ltd.

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